SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549



                                       FORM 8-K

                                    CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported):  November 4, 1994

                               Security Capital Bancorp
                 (Exact name of registrant as specified in its charter)



       North Carolina                    0-12359                56-1354694
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)         Identification No.)

                                  507 West Innes Street
                                  Post Office Box 1387
                         Salisbury, North Carolina 28145-1387
                       (Address of principal executive offices)



   Registrant's telephone number, including area code:  (704) 636-3775


                                      N/A
      (Former name or former address, if changed since last report)


                                             EXHIBIT INDEX ON PAGE 7
                                             PAGE 1 OF 18

Item 1.  Changes in Control of Registrant
         Not Applicable.

Item 2.  Acquisition or Disposition of Assets
         Not Applicable.

Item 3.  Bankruptcy or Receivership
         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant
         Not Applicable.

Item 5.  Other Events
         On November 4, 1994, Security Capital Bancorp ("SCBC") and CCB Financial Corporation, Durham, North Carolina ("CCB"), entered into a definitive Agreement of Combination (the "Agreement") pursuant to which SCBC will merge with and into CCB, with CCB as the surviving corporation and continuing to operate under its present name (the "Combination"). To effect the Combination, CCB will issue .50 of a share of its common stock, par value $5.00 per share, in exchange for each outstanding share of SCBC's common stock, no par value. It is currently anticipated that SCBC's financial institution subsidiaries will merge with and into Central Carolina Bank and Trust Company, CCB's commercial bank subsidiary, immediately after the effectiveness of the Combination. On November 7, 1994, SCBC and CCB issued a joint media release and an investor news release which contain further information about the Combination, SCBC and CCB. Copies of the joint media release and the investor news release are attached as Exhibit
99.1 hereto and incorporated herein by reference.

Item 6.  Resignations of Registrant's Directors
         Not Applicable.

Item 7.  Financial Statements and Exhibits
         (99.1) Joint Media Release and Joint Investor News Release of SCBC and CCB, released November 7, 1994.

Item 8.  Change in Fiscal Year
         Not Applicable.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SECURITY CAPITAL BANCORP


Date:  November 8, 1994               By:
                                         David B. Jordan, Vice Chairman and
                                         Chief Executive Officer

                                      EXHIBIT INDEX


Exhibit No.              Description                       Sequential Page No.

  99.1                   Joint Media Release and                   -11-
                         Investor News Release of
                         Security Capital Bancorp
                         and CCB Financial
                         Corporation Released on
                         November 7, 1994